EXHIBIT 10.13

                              CONSULTING AGREEMENT

February 13, 2003

     Re:  Consulting Engagement For Financial Services.

     Agreement between CALYPSO WIRELESS, INC. (the "Company") AND MOTORSKILL VENTURES I, L.P. (the "Consultant")

This consulting agreement is to confirm the terms of engagement of independent consultant ("Consultant") to Calypso Wireless, Inc. (the "Company"). Consultant is engaged to assist the Company with financials planning and strategy proposals, including but not limited to the following functions:

      1) Assistance with the preparation and review of financials plans and strategies.

Term of Engagement
------------------

The term of the engagement shall be from February 13, 2003 through such time that the project is completed and satisfied by both parties.

Consulting  Fee
---------------

The Company will issue ninety thousand (90,000) shares of the Company's common stock to Consultant (Motorskill Ventures I, L.P.) for services related financials planning and strategy to be rendered to the Company. All ninety thousand (90,000) shares will be issued as free-trade stock. The shares will be forwarded to Consultant as soon as reasonably possible after the date this agreement is signed.

Confidentiality
---------------

I agree that during the term of this engagement I will not invest, nor promote the Company's publicly traded shares or participate in any activity that is or may be competitive with the Company, that might create a conflict of interest with the Company, or that otherwise might interfere with the business of the Company, or any affiliate of the Company. I also agree that both during the engagement and after the engagement terminates I will neither misuse nor improperly disclose any Confidential Information of the Company that I may have used, acquired or added to while engaged by the Company. "Confidential Information" means and includes confidential or proprietary information or trade secrets that have been developed or used (or will be developed or used) and that cannot be readily obtained by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding assets, investors, customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company's relationship with that investor or customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; investor lists, customers lists; research; weather data; financial and sales data, trading terms; evaluation, opinions, and interpretations of information and data; marketing techniques; prospective investors' names, investors' and customers' names and marks; grids and maps, electronic data bases; models; specifications; computer programs, internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. We acknowledge that this confidential information constitutes a valuable, special, and unique asset used by the Company and its subsidiaries and affiliates in their business to obtain a competitive advantage over their competitors. We agree that upon termination of this engagement, we will return any and all such confidential information and delete such Confidential Information from any electronic storage devices owned by us (but not computers and storage devices owned by the Company), such as Palm Pilots and notebook computers, upon which I may have stored such confidential information. We agree that breach of these covenants not to disclose Confidential Information shall cause immediate and irreparable injury to the Company.

Indemnity
---------

Each party shall indemnify, defend and hold harmless the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs (including reasonable attorney's fees) or expenses ("Claims") arising out of or incident to the performance or nonperformance of any act or responsibility under this agreement by such indemnifying party; provided that, any indemnity required under this paragraph shall exclude Claims resulting from any consequential, future or speculative damages. Notwithstanding the foregoing provisions of this paragraph, the Company shall indemnify, defend and hold harmless Consultant from any all Claims arising out of or incident to Consultant's actions on behalf of the Company, including attendance at meetings, negotiation and advice, that involve the Company's financial and other related matters.

Acceptance
----------

Please indicate your agreement with the terms of this Consulting Agreement by signing one copy in the space provided below.

/s/ Carlos Mendoza, Chairman & CEO
----------------------------------

Calypso Wireless, Inc.

/s/ Jerrod Erwin, President
---------------------------

Motorskill Ventures I, L.P.

Consultant

                              CONSULTING AGREEMENT


January 30, 2003

            Re: Consulting Engagement For Engineering Services Related to Cellular Communications.

            Agreement between CALYPSO WIRELESS, INC. (the "Company") AND RICARDO ESQUIVEL (the "Consultant")

This consulting agreement is to confirm the terms of engagement of independent consultant ("Consultant") to Calypso Wireless, Inc. (the "Company"). Consultant is engaged to assist the Company with engineering and software consulting services, including but not limited to the following functions:

      1) Assistance with the preparation of specifications documents and software code for switching data communications from wireless local area networks to cellular wide are networks.



Term of Engagement
------------------

The term of the engagement shall be until such time that the project is completed and satisfied by both parties.

Consulting Fee
--------------

The Company will issue two million (2,000,000) shares of the Company's common stock to Consultant (Ricardo Esquivel) for engineering services rendered starting October 1999 and to be rendered related to cellular communications.
All two million (2,000,000) shares will be issued as free-trade stock. The shares will be forwarded to Consultant as soon as reasonably possible after the date this agreement is signed.

Confidentiality
---------------

I agree that during the term of this engagement I will not invest, nor promote the Company's publicly traded shares or participate in any activity that is or may be competitive with the Company, that might create a conflict of interest with the Company, or that otherwise might interfere with the business of the Company, or any affiliate of the Company. I also agree that both during the engagement and after the engagement terminates I will neither misuse nor improperly disclose any Confidential Information of the Company that I may have used, acquired or added to while engaged by the Company. "Confidential Information" means and includes confidential or proprietary information or trade secrets that have been developed or used (or will be developed or used) and that cannot be readily obtained by third parties from outside sources. Confidential

Information includes, by way of example and without limitation, the following: information regarding assets, investors, customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company's relationship with that investor or customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; investor lists, customers lists; research; weather data; financial and sales data, trading terms; evaluation, opinions, and interpretations of information and data; marketing techniques; prospective investors' names, investors' and customers' names and marks; grids and maps, electronic data bases; models; specifications; computer programs, internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. We acknowledge that this confidential information constitutes a valuable, special, and unique asset used by the Company and its subsidiaries and affiliates in their business to obtain a competitive advantage over their competitors. We agree that upon termination of this engagement, we will return any and all such confidential information and delete such Confidential Information from any electronic storage devices owned by us (but not computers and storage devices owned by the Company), such as Palm Pilots and notebook computers, upon which I may have stored such confidential information. We agree that breach of these covenants not to disclose Confidential Information shall cause immediate and irreparable injury to the Company.

Indemnity
---------

Each party shall indemnify, defend and hold harmless the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs (including reasonable attorney's fees) or expenses ("Claims") arising out of or incident to the performance or nonperformance of any act or responsibility under this agreement by such indemnifying party; provided that, any indemnity required under this paragraph shall exclude Claims resulting from any consequential, future or speculative damages. Notwithstanding the foregoing provisions of this paragraph, the Company shall indemnify, defend and hold harmless Consultant from any all Claims arising out of or incident to Consultant's actions on behalf of the Company, including attendance at meetings, negotiation and advice, that involve the Company's financial and other related matters.

Acceptance
----------

Please indicate your agreement with the terms of this Consulting Agreement by signing one copy in the space provided below.

/S/CARLOS MENDOZA, CHAIRMAN
---------------------------

CALYPSO WIRELESS, INC.

/S/RICARDO ESQUIVEL
-------------------

CONSULTANT

                              CONSULTING AGREEMENT

January 30, 2003

     Re: Consulting Engagement For Engineering Services Related to Cellular Communications.

     Agreement between CALYPSO WIRELESS, INC. (the "Company") AND MANUEL AGUILAR ZUMBADO (the "Consultant")

This consulting agreement is to confirm the terms of engagement of independent consultant ("Consultant") to Calypso Wireless, Inc. (the "Company"). Consultant is engaged to assist the Company with engineering and software consulting services, including but not limited to the following functions:

      1) Assistance with the preparation of specifications documents and software code for voice and/or data communications over cellular networks.



Term of Engagement
------------------

The term of the engagement shall be until such time that the project is completed and satisfied by both parties.

Consulting  Fee
---------------

The Company will issue two million (2,000,000) shares of the Company's common stock to Consultant (Manuel Aguilar Zumbado) for engineering services rendered starting September 1999 and to be rendered related to cellular communications. All two million (2,000,000) shares will be issued as free-trade stock. The shares will be forwarded to Consultant as soon as reasonably possible after the date this agreement is signed.

Confidentiality
---------------

I agree that during the term of this engagement I will not invest, nor promote the Company's publicly traded shares or participate in any activity that is or may be competitive with the Company, that might create a conflict of interest with the Company, or that otherwise might interfere with the business of the Company, or any affiliate of the Company. I also agree that both during the engagement and after the engagement terminates I will neither misuse nor improperly disclose any Confidential Information of the Company that I may have used, acquired or added to while engaged by the Company. "Confidential Information" means and includes confidential or proprietary information or trade secrets that have been developed or used (or will be developed or used) and that cannot be readily obtained by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following:

information regarding assets, investors, customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company's relationship with that investor or customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; investor lists, customers lists; research; weather data; financial and sales data, trading terms; evaluation, opinions, and interpretations of information and data; marketing techniques; prospective investors' names, investors' and customers' names and marks; grids and maps, electronic data bases; models; specifications; computer programs, internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. We acknowledge that this confidential information constitutes a valuable, special, and unique asset used by the Company and its subsidiaries and affiliates in their business to obtain a competitive advantage over their competitors. We agree that upon termination of this engagement, we will return any and all such confidential information and delete such Confidential Information from any electronic storage devices owned by us (but not computers and storage devices owned by the Company), such as Palm Pilots and notebook computers, upon which I may have stored such confidential information. We agree that breach of these covenants not to disclose Confidential Information shall cause immediate and irreparable injury to the Company.

Indemnity
---------

Each party shall indemnify, defend and hold harmless the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs (including reasonable attorney's fees) or expenses ("Claims") arising out of or incident to the performance or nonperformance of any act or responsibility under this agreement by such indemnifying party; provided that, any indemnity required under this paragraph shall exclude Claims resulting from any consequential, future or speculative damages. Notwithstanding the foregoing provisions of this paragraph, the Company shall indemnify, defend and hold harmless Consultant from any all Claims arising out of or incident to Consultant's actions on behalf of the Company, including attendance at meetings, negotiation and advice, that involve the Company's financial and other related matters.

Acceptance
----------

Please indicate your agreement with the terms of this Consulting Agreement by signing one copy in the space provided below.

/S/CARLOS MENDOZA, CHAIRMAN
---------------------------

CALYPSO WIRELESS, INC.

/S/MANUEL AGUILAR ZUMBADO
-------------------------

CONSULTANT

                                    VOICETECH
                     GLOBAL COMMUNICATIONS WITHOUT DISTANCE


                         Technology Licensing Agreement


This  strategic integration and licensing ("Agreement") made as of this 21th day
                                                                        -----
of February 2003, by and between VOICETECH COMMUNICATIONS CORP. USA or "Licensor," whose principal address is 2900 Wilcrest Drive Suite 495 Houston, Texas 77042 USA; and CALYPSO WIRELESS INC., or "Licensee" whose principal address 5979 NW 151 St. Miami Lakes, FL 33014.

1.   DEFINITIONS AND UNDERSTANDING

"End-User." A customer that has an End User License.

"End User License." A software license agreement containing provisions and/or agreements and such other restrictions as are set forth in the User Agreement and the Acceptable Use Policy on Calypso corporate website, as modified by VoiceTech from time to time, which shall be applicable for the product in its entirety, and the term of which is one year from the date such End User License is granted or during which time End User account is in good standing, whether or not this Agreement remains in effect during its entire period.

"Territory." The territory for which the License is granted is worldwide.

"Reseller Pricing" This license is granted in accordance with VoiceTech global pricing standards and must be resold within these parameters to maintain the integrity and intellectual technology value.

"Royalty Participation with Mobile Carriers and ISP" To be defined post integration when revenue model has been finalized.

2.   LICENSE

Subject to the terms and conditions of this Agreement, VoiceTech hereby grants to Calypso, and Calypso hereby accepts from VoiceTech, a non-assignable and non-transferable right and license for three years from the date of execution, to use the VoiceTech technology and to grant to its customers an End User License any where within the Territory. This license may be renewed or extended in accordance to current pricing standard at the discretion of Calypso with account in good standing. The license herein granted shall apply to all modifications and improvements to the VoiceTech Technology within the scope of applicable modules. It is understood that the primary objective of this license is to modify and integrate VoiceTech technology as a component of the Calypso ASNAP product offering; further facilitating the inclusion of VoIP. Any and all modifications made by VoiceTech to its technology and software as a result of a request or specification submitted by Calypso is to be exclusively licensed to Calypso.

3.   MARKETING

     3.1 Distribution. Distribution of VoiceTech technology shall be pursuant to the terms and conditions of an End User License. Calypso will provide system hardware and infrastructure pursuant to this agreement with the appropriate software installation and enterprise configuration to host the VoiceTech technology.

     3.2 Prohibitions. Notwithstanding any other provision in this Agreement, Calypso shall not, without the express written consent of VoiceTech:

          3.2.1. Give or make on behalf of VoiceTech any other warranties, conditions, guarantees or representations or vary or modify in any way such warranties, conditions, guarantees or representations as given or made by VoiceTech, provided that Calypso may itself give or make such warranties, conditions, guarantees or representations that are more favorable to End-Users upon the clear understanding that any additional liability shall be incurred solely by Calypso and not by VoiceTech, and Calypso shall indemnify and hold VoiceTech harmless from any such additional liability during and after the term of this Agreement, and such favorable terms and conditions shall terminate upon termination of this Agreement;

     3.3 Calypso Compliance with Laws. Calypso shall comply with all applicable laws, rules and regulations in performance of its duties and obligations in connection with this Agreement.

     3.4 Calypso Representation of VoiceTech. Under no circumstances shall Calypso misrepresent or mislead the features and functionality of the VoiceTech Technology, or make any claims detrimental to VoiceTech. Calypso at all times shall conduct its business in a professional, legal and ethical manner in accordance with applicable laws.

4. Warranty. VoiceTech hereby represents and warrants that it has the authority to enter into this agreement and that it has the authority of all title and intellectual property rights in and to resell and develop applicable technology and, except for the rights granted herein, no other person or legal entity has any such rights.

5.   INFRINGEMENT  OF  PATENTS,  TRADEMARKS  OR  COPYRIGHTS  AND  INTEGRATION

     5.1 VoiceTech shall indemnify and hold Calypso harmless from and against all claims, liabilities, losses and damages, including, but not limited to, litigation costs, expenses, reasonable attorney fees and liabilities relating thereto asserted by any legal entity against Calypso and/or VoiceTech based upon any claim of infringement (or similar legal theory) of any U.S. or foreign patent, trade secret, trademark, copyright or other intellectual property interest resulting from or allegedly related to the manufacture, sale, operation or use of products, documents or materials produced by VoiceTech. VoiceTech shall notify Calypso promptly of any matter in respect of which the foregoing indemnity may apply and of which VoiceTech has knowledge. VoiceTech shall defend such claims at its own expense and pay the costs and damages and attorney fees awarded in any such action or claim. VoiceTech shall have the right to control the defense and settlement of all such actions or claims. Calypso shall cooperate with VoiceTech in connection with such settlement or defense.

     5.2  Integration  Overview.

VoiceTech Responsibilities:
---------------------------
               - Provide modified version of the current VoiceTech SIP client, the new version will be a light client without all system features except voice. This client will be capable of sending and receiving SIP calls from the Calypso cellular phones that utilize the access points.
               - Provide modified version of the VoiceServer to allow for a totally automated call creation process for IP to IP calling, IP to PSTN calling, or PSTN to IP calling.
               -    Provide  documentation  on  modified  client  code
               - Provide documentation detailing required information needed by VoiceServer from ASNAP server to facilitate VoIP call completion.
               -    Training  on  VoiceSYSTEM  operation

          -    Prerequisite  Documentation  Requirement:
               -    Documentation on Calypso phone software
               -    Documentation on ASNAP server

CALYPSO  RESPONSIBILITIES:
               -    Provide documentation on Calypso phone operating system
               - Provide documentation for communications methods with ASNAP server for the VoiceServer
               - Provide testing environment with Calypso components for modified VoiceServer code and modified SIP client to assure quality assurance
               - Provide documentation on signal routing between phone and access point (how IP's and network changes are handled)


Note: The afore mentioned items with regards to integration overview are intended to serve only as a base level development starting point and illustrate key areas where integration issues are known at this time, during the course of development additional areas will be identified and requirements for both parties will be modified accordingly.

6.   PROHIBITIONS:

     6.1 Notwithstanding the use of the words, "sell," "sale," "resale," or any similar term, nothing herein shall be construed to assign or transfer any intellectual property rights of VoiceTech technology, in which VoiceTech retains all right, title, and interest subject only to the rights and license expressly hereby granted. Calypso agrees that it will not claim any ownership rights in or to VoiceTech technology.

     6.2 No Copy. Calypso shall not copy, reverse engineer, disassemble, decompile, translate, or modify the VoiceTech technology, or grant any other person or entity the right to do so without written consent from VoiceTech.

     6.3 Trademark use. Calypso shall: reproduce all trademarks, copyrights, or other means of identification used on or in relation to VoiceTech technology; use such trademarks in compliance with all relevant laws and regulations; provide samples, and such other materials that Interactive uses of such trademarks, and use such trademarks in compliance with this Agreement. Notwithstanding any other agreement with VoiceTech, Calypso shall not: alter, remove, or tamper with any trademarks, copyrights or other means of identification used on or in relation to web builders; use any of VoiceTech's trademarks, trade secrets, copyrights, or other intellectual property rights in any way that might prejudice the distinction, validity or goodwill of VoiceTech; or acquire any rights and goodwill in the trademarks, trade secrets, copyrights, and other intellectual property rights.

7.   PAYMENT

     7.1 Equity Consideration. As a component of this agreement, Calypso will issue VoiceTech OR assigned 1,000,000 (one million) shares of common stock upon signature; to be restricted for a period of 1 year (twelve months) from contract date as consideration for world wide licensing rights and engineering/programming integration oversight.

     7.2 Royalty/Revenue Share. It is understood that upon completed integration at which time revenue model with mobile carriers has been finalized that there will be an ongoing royalty due VoiceTech and Calypso be negotiated. Royalty/Revenue from service fees with be split 50/50 between Voicetech and Calypso.

     7.3 Report and Payment. Amounts due as a result of Royalty/Revenue Share shall be paid to VoiceTech for each month, no later than the 15th day after the end of the month for which such amounts accrued. Calypso shall report relevant sales to VoiceTech on a monthly basis with such payment. The form of such report shall be mutually agreed by VoiceTech and Calypso. Payment shall be made by wire transfer in accordance with wiring instructions provided from time to time by VoiceTech.

     7.4 Taxes. Calypso shall have sole responsibility for collecting, reporting, and/or paying all income, sales, excise, property, value-added tax, and other taxes imposed by any governmental authority, as they pertain to Calypso' duties, obligations, and performance hereunder. Without limiting the generality of the foregoing, Calypso shall be responsible for reporting and paying all customs, import, and remittance duties or assessments arising from the import the basic courses into any and all countries.

     7.5 Audit. VoiceTech, or any agent authorized by VoiceTech, shall have the right at all reasonable times, upon seven (7) calendar days prior written notice, to audit Calypso' relevant books and records in order to determine whether Calypso is in compliance with the terms of this Agreement and to verify the amount and accuracy of payments to VoiceTech made under this Agreement. Calypso agrees to reasonably cooperate and provide all reasonably necessary documentation to enable VoiceTech or its agent to conduct such audit. VoiceTech shall bear the expense of any such audit; provided that if such audit reveals underpayments to VoiceTech in an amount exceeding 5% of the amount owed to VoiceTech, then Calypso shall bear the expense of the audit. This right will survive termination of the Agreement for a period of one year.

8.   LIMITED  WARRANTY,  DISCLAIMER,  AND  LIMITATIONS

     8.1 VoiceTech will use commercially reasonable efforts to maintain the currency of the technology and enhancements of VoIP platform and towards that end shall provide at least annual updates and additions when appropriate. VoiceTech will also provide reasonable customer support by providing and updating frequently asked questions section and email response to Calypso technical support questions beyond a basic scope in a timely fashion.

     8.2 VoiceTech provides VoIP Platform only to the warranties included in this Agreement. VoiceTech warrants that basic courses are substantially "bugless" or error free, that its operation is scalable and its use shall be uninterrupted, that functions contained therein will meet End-User's reasonable requirements, and that it works with an industry standard configuration. VoiceTech disclaims any and all promises, representations, and warranties, except as expressly set forth in this Agreement. These warranties are in lieu of all other warranties, express or implied, oral or written, with respect to basic courses including, without limitation, the implied warranties of conformance to samples, merchantability and fitness for a particular purpose.

9. Limitation of Liability. UNDER NO CIRCUMSTANCES, SHALL VOICETECH BE LIABLE FOR LOSS OF DATA OR RECORDS THAT MAY ARISE IN CONNECTION WITH THE USE OF VOIP PLATFORM, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS), REGARDLESS OF WHETHER VOICETECH WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW FOR THE EXCLUSION OR LIMITATION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, OR THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO CALYPSO. NOTWITHSTANDING ANY OF THE
     FOREGOING, THE MAXIMUM LIABILITY OF VOICETECH TO CALYPSO UNDER THIS AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE THE AMOUNT OF THE PAYMENTS ACTUALLY RECEIVED BY VOICETECH FROM CALYPSO FOR VOIP PLATFORM.

10. INDEPENDENT CONTRACTOR. Each party hereto shall be and remain an independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

11. TERM AND TERMINATION. This Agreement shall be effective as of the date first set forth above and shall continue in effect for a minimum of three
                                                                           -----
     years  so long as Calypso continues selling user licenses for VoIP Platform
     -----
     or  the  Agreement  is  terminated.

     11.1 If either party materially defaults on its obligations hereunder and fails to cure its default, if such default is capable of cure, within thirty (30) days after having been given notice of such default.

     11.2 Immediately at any time that VoiceTech VoIP Platform become obsolete or unmarketable with reasonable effort and termination payment of unpaid royalties per 7.1

     11.3 Immediately  and  without any requirement of notice, in the event that
          (a) VoiceTech files a petition in bankruptcy; files a petition seeking any reorganization, arrangement, composition or similar relief under any law regarding insolvency or relief for debtors; or makes an assignment for the benefit of creditors; (b) a receiver, trustee or similar officer is appointed for the business or property of VoiceTech; (c) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against such party and not stayed, enjoined, or discharged within 60 days; or (d) VoiceTech adopts a resolution for, or undertakes to effect a, discontinuance of its business or dissolution.

     11.4 By notifying VoiceTech of its decision at least thirty (30) days prior to the proposed termination date, in the event that Calypso discontinues all basic course license distribution and termination payment of unpaid royalties per 7.1


12.  NOTICES All notices required herein to be in writing, will be deemed given:
     (i) five (5) working days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) working day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) upon personal delivery. All communications will be sent to the addresses set forth in the preamble to this Agreement, or to such other address as may be designated by a party by giving written notice to the other party pursuant to this.

13.  GENERAL

     13.1 Entire Agreement. The provisions herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof, except the Confidentiality, Non-Disclosure and NON-CIRCUMVENTION Agreement/s or such other similar agreement/s dated or signed simultaneously with this Agreement, which governs all confidential and proprietary information of Calypso and VOICETECH. No amendment or modification of any provision of this Agreement will be effective unless set forth in a document that purports to amend this Agreement and is executed by both parties.

     13.2 Waiver. No waiver by either of the parties to this Agreement of any condition, term or provision hereof shall be valid unless set forth in an instrument in writing signed on behalf of such party, and no such waiver shall be deemed a waiver of any preceding or subsequent breach of the same of any other condition, term or provision of this Agreement.

     13.3 Assignment. Assignment or transfer of this Agreement requires the prior written consent of the other party, except by merger, reorganization, consolidation or sale of all or substantially all of the party's assets; provided that upon notice to the other party, either party may assign this Agreement to an affiliate of such party.

     13.4 Force Majeure. Neither party shall be held liable for failure to fulfill its obligations hereunder if such failure is due to a natural calamity, act of government, or other cause beyond the control of such party.

     13.5 Days. Should the date on which any payment or other performance of either of the parties hereto is due fall on a date that is a Saturday, Sunday or legal holiday (recognized as such by the Federal Government) or such other holiday recognized by one of the parties (together, "Holiday"), then payment or performance shall not be due until the next day which is not a Saturday, Sunday or Holiday.

     13.6 Governing Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the state of Texas, without regard to the conflicts of laws principles thereof.

     13.7 Consent to Jurisdiction. Both parties consent to the jurisdiction and proper venue of Houston, Texas, in connection with any action or lawsuit instituted to enforce any provision of this Agreement.

     13.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement will remain in full force and effect.

14. Rights Outside of Agreement. Nothing contained in this Agreement shall be construed as limiting rights that the parties may enjoy outside the scope of the licenses granted and the obligations and restrictions set forth or treated herein.

15. Captions. The captions and headings contained in this Agreement and in the Exhibits attached hereto are for reference purposes only and are not to be construed as part of the agreements between the parties.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          In Witness Whereof, VoiceTech Communications and Reseller have caused this Agreement to be signed by their respective duly authorized officers as of the day and year above written.

     AGREED AND ACCEPTED:

Technology Licensee:
Calypso Wireless, Inc.

/s/Carlos Mendoza
-----------------
Carlos Mendoza, Chairman

Technology Licensor:
VoiceTech Communications Corp. USA


/s/Jarrod R. Erwin
------------------
Jarrod R. Erwin, Director

                                February 22, 2003



Carlos Mendoza
Chairman
Calypso Wireless
5979 N.W. 151 St
Miami Lakes, Fl  33014



Dear  Carlos,

     We are pleased that Calypso Wireless, Inc. ("Calypso" or the "Company") has chosen to engage D.E. Wine Investments, Inc ("DEW") as its financial advisor with respect to investment banking activities . We look forward to working with you on this engagement, and have set forth below the agreed upon terms of our engagement.

1.  SERVICES
------------

We agree with the Company that, as requested by the Company, we will seek to assist the Company to privately or publicly place the Company's debt, equity, or other securities (each share a "Security" and collectively the "Securities") with individual, financial and/or strategic investors (a "Financing"). The placement, if any, would be made on terms you and we would agree on, as reflected in agreements to be entered into between you and the purchasers. In the course of our engagement, DEW would work with you to contact potential investors, solicit interest from such parties, and assist you in negotiating the terms of the Securities and the investment by the purchasers.

2.  FEES  AND EXPENSES.  For our services hereunder, the Company will pay to DEW
----------------------
the following fees, net of any withholding taxes:

     (a) a non-refundable retainer fee of 10,000 free-trading shares payable immediately upon the Company's execution hereof (the "Retainer Fee"): plus

     (b) a fee (the "Financing Fee") consisting off (a) a cash placement fee (the "Cash Placement Fee") equal to 5% of the Financing Amount and payable at the closing of the Financing, where "Financing Amount" shall mean the aggregate gross proceeds of the Debt Securities sold in the Financing, or in the case of equity financing the fee of 10% of the first million dollars, 8% of the second million, 6% of the third million, 4% of the forth million, and 2% of everything thereafter, plus
          (b) a stock placement fee (the "Stock Placement Fee") payable at the closing of the financing, equal to the following: 30,000 shares for the first million dollars of financing, 30,000 shares for the second million, and 10,000 shares for each subsequent million dollars of financing after the first two million dollars of financing. All shares issued per this section will be restricted common stock of the company, non-dilutable, and will not be subject to any future reverse splits.
          Additionally, the company will grant piggy-back registration rights for all shares issued pursuant to this section for any future public offering of the company's stock. The cash placement fee and the stock placement fee will be payable on a prorate basis for any financing amount which falls between the million dollar breakpoints.

     (c) a grant to DEW of a seven-year warrant (the "Warrant") to purchase common stock of the Company at an exercise price per share (the "Exercise Price') equal to the price paid per share (on a converted-to-common basis) for each Security, and also containing such other terms as are customarily granted to us. The number of shares purchasable under the Warrant will be equal to 10.0% of the Financing Amount.

          DEW will be entitled to the Financing Fee based on the total gross proceeds raised in this Financing regardless of the source of funds or the source of investors.

          In addition to the fees payable to DEW hereunder and regardless of whether any Financing is proposed or consummated, the Company will promptly reimburse DEW, from time to time upon request, for all reasonable out-of-pocket expenses (excluding travel and day to day operational expenses) incurred in performing our services hereunder, including reasonable fees and expenses of our legal counsel, provided that such expenses shall not exceed $5,000.00 without prior approval of the Company.


3.  USE OF INFORMATION; FINANCING MATTERS.
-----------------------------------------

     a. The Company recognizes and confirms that DEW in acting pursuant to this engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company, and that DEW does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to DEW all necessary or appropriate information for use in its engagement and hereby represents and warrants that any information relating to the Company or a Financing that is furnished to DEW by or on behalf of the Company will be true and correct in all material respects and not misleading. The Company agrees that any information or advice rendered by DEW or any of our representatives in connection with this engagement is for the confidential use of the Company only in its evaluation of a Financing and the Company will not, and will not permit any third party to, use it for any other purpose or disclose or otherwise refer to such advice or information, or to DEW, in any manner without our prior written consent.

     b. Each of the Company and DEW agrees to conduct any offering and sale of securities in any Financing in accordance with applicable federal and state securities laws, and neither the Company nor DEW, nor any person acting on behalf of either of them, will offer or sell any securities in a Financing by any form of general solicitation, general advertising, or by any other means that would be deemed a public offering under applicable law. DEW has no obligation, express or implied, to purchase or underwrite any Financing or to itself provide any type of financing to the Company, or to solicit investors outside the United States. The Company will promptly from time to time take such action, if the Company desires to pursue a Financing, as DEW may reasonably request to qualify the Financing as a private placement under the securities laws of such states as DEW may reasonably request.



4.  CERTAIN  ACKNOWLEDGEMENTS.  The  Company  acknowledges  that  DEW  has  been
-----------------------------
retained solely by the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of DEW is as an independent contractor and not in any other capacity including as a fiduciary. DEW may, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against DEW or our affiliates or their respective directors, officers, agents and employees. DEW may, at our own expense, place announcements or advertisements in financial newspapers and journals describing our services hereunder.

5.  AGREEMENT  TO  ARBITRATE.   The  Company  and  DEW  hereby  agree  that  all
----------------------------
controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration shall be conducted pursuant to the Federal Arbitration Act before the National Association of Securities Dealers, Inc.

6.  TERMINATION  OF  ENGAGEMENT.  DEW's  engagement  will  commence  on the date
-------------------------------
hereof and will continue until the earlier of the consummation of a Financing or 6 months after the date hereof, unless extended by mutual written consent or earlier terminated as provided below. Either the Company or DEW may terminate this agreement at any time, with or without cause, by giving not less than 90 days written notice to the other party; provided, however, that no such
                                               --------   -------
termination will affect the matters set out in this section or sections 2, 3, 4, 5, or 7. It is expressly agreed that following the expiration or termination of this agreement, DEW will continue to be entitled to receive fees as described above that have accrued prior to such expiration or termination but are unpaid, as well as reimbursement for expenses as contemplated above.

It is also expressly agreed that, if during a period of 12 months following termination of this Agreement, the Company sells any securities of the same or a similar class as the Securities through a private placement to purchasers which
(x) were contacted by us in our capacity as placement agent hereunder or (y) were contacted by the Company (or its affiliates or representatives) during the term hereof, you will pay us a fee equal to the fee which would have been payable to us pursuant to Section 2 if the placement had occurred during the term of this agreement.

7.  MISCELLANEOUS.  This  agreement  is  governed  by  the  laws of the State of
-----------------
Texas, without regard to conflicts of law principles, and will be binding upon and inure to the benefit of the Company and DEW and their respective successors and assigns. The Company and DEW agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by DEW hereunder. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


We are delighted to accept this engagement and look forward to working with you on this matter. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.



                                Very truly yours,

D.E. Wine Investments, Inc.


/s/  Duncan E. Wine
---------------------
Duncan E. Wine, President


Accepted and agreed to as of the date set forth above:

Calypso Wireless Inc.


/s/Carlos  Mendoza
------------------
Carlos Mendoza, Chairman & CEO